Exhibit 99.1

Chittenden Corporation	Community Bank & Trust Company
2 Burlington Square	15 Varney Road
P.O. Box 820	Wolfeboro, New Hampshire 03894
Burlington, Vermont 05402-0820
Peter B. Alden
Kirk W. Walters	Irene S. Kimball
(802) 660-1561	(603) 569-8400

For Immediate Release

June 4, 2007                                                                                                                                                                                             42/07

CHITTENDEN TO ACQUIRE COMMUNITY BANK & TRUST COMPANY

IN NEW HAMPSHIRE

Burlington, VT — Chittenden Corporation (NYSE: CHZ) and Community Bank & Trust Company (OTCBB: CBNH), announced today that they signed a definitive merger agreement whereby Chittenden will acquire Community Bank & Trust Company (“Community”) headquartered in Wolfeboro, New Hampshire for approximately $124.1 million in cash and stock. Consummation of the agreement is subject to the approval of the shareholders of Community, as well as various regulatory agencies. The acquisition is expected to close in the fourth quarter of 2007. As a result of the transaction, Community will merge with and into Ocean National Bank, a Chittenden subsidiary.

In announcing the agreement, Paul A. Perrault, Chittenden’s Chairman, President and Chief Executive Officer, said, “We have long admired Community Bank & Trust and look forward to welcoming them into our organization. The bringing together of these two institutions dedicated to outstanding customer service will benefit both our customers and employees.”

Bradford W. Gile, Chairman of Community Bank & Trust Company, commented, “We look forward to our merger with Ocean and the opportunity to offer our customers the expanded banking products and services that Ocean offers.” Peter B. Alden, President and Chief Executive Officer of Community added, “We are pleased to become a part of Ocean and are confident that we will continue to provide the high level of personal service our customers have come to expect at Community Bank.”

Under the terms of the merger agreement, assuming all options will be cashed out at closing, shareholders of Community can elect to receive $33.37 per share in cash, with total cash consideration of approximately $33.4 million, or 1.1293 shares of Chittenden common stock for each share of Community Bank & Trust Company stock they own, with total stock consideration of approximately 3.1 million shares of Chittenden common stock. Elections will be subject to allocation procedures that are intended to ensure that 75% of the Community common stock outstanding immediately prior to consummation of the merger will be converted to Chittenden common stock. The transaction is intended to qualify as a reorganization for federal income tax purposes, and as a result, the shares of Community common stock exchanged for shares of Chittenden common stock are expected to be transferred on a tax-free exchange basis.

Chittenden was advised by SMH Capital, Inc., and its legal counsel, Goodwin Procter LLP. Community was advised by, McConnell Budd & Romano, and its legal counsel was Cranmore, FitzGerald & Meaney.

Community Bank & Trust Company had total assets of $426 million, deposits of $344 million, and $45 million of stockholders’ equity at March 31, 2007. Community had $400 million in gross loans at March 31, 2007, of which $246 million were commercial loans and $153 million were residential real estate loans. Community presently operates 8 banking offices in New Hampshire in the following towns: Wolfeboro, Exeter, Derry, Nashua, Plaistow, Hampstead, Hampton and Melvin Village, and has a loan production office in Dover.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, Chittenden offers a broad range of financial products and services to customers throughout Northern New England, Massachusetts and Connecticut, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden’s news releases, including earnings announcements, are available on Chittenden’s website. Chittenden has prepared an investor package, which may be requested via e-mail at efortin@chittenden.com or by calling (802) 660-1412 for a fax copy. It is also available on the Company’s website at www.chittendencorp.com.

Additional Information about the Merger and Where to Find It

In connection with the proposed acquisition of Community, Chittenden and Community intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHITTENDEN, COMMUNITY AND THE MERGER. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Chittenden or Community with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Chittenden by directing a written request to Chittenden Corporation, 2 Burlington Square, Burlington, Vermont 05402-0820, Attention: General Counsel. Free copies of the documents filed with the FDIC by Community may be obtained by directing a written request to Community Bank & Trust Company, Inc., P.O. Box 59 Wolfeboro, New Hampshire 03894, Attention: Gregg Roark.

Chittenden, Community and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Community in connection with the merger. Information about the directors and executive officers of Chittenden and Community and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Chittenden’s directors and executive officers in the proxy statement for Chittenden’s annual meeting of stockholders filed with the SEC on March 9, 2007. You can find information about Community’s directors and executive officers in the Proxy Statement for Community’s Annual Meeting for Shareholders dated April 27, 2007. You can obtain free copies of these documents from the SEC, Chittenden or Community using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Community to approve the merger agreement; (3) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the businesses following the merger; (6) changes in general, national or regional economic conditions; (7) changes in loan default and charge-off rates; (8) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (9) changes in interest rates; (10) changes in levels of income and expense in noninterest income and expense related activities; and (11) competition.

[1]

Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, Ocean National Bank, and Merrill Merchants Bank. Chittenden Trust Company also operates under the names Chittenden Bank, Chittenden Services Group, Chittenden Mortgage Services, and Chittenden Commercial Finance, and it owns Chittenden Insurance Group, LLC, and Chittenden Securities, LLC.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2006. Chittenden and Community undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.